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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47069, 333-56849, 333-86375, 333-102448,
333-103570, 333-105997 and 333-118429) and Form S-3 (File Nos. 333-81419,
333-90961, 333-39744, 333-111738, 333-114938 and 333-119134) of Quanta Services,
Inc. of our report dated March 15, 2005, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 15, 2005